Exhibit 99.2

1 April 2025 TowneBank and Old Point Financial Corporation Merger

Cautionary Statements

Cautionary Note Regarding Forward-Looking Statements

This communication contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the beliefs, expectations, or opinions of TowneBank and Old Point and their respective management teams regarding future events, many of which, by their nature, are inherently uncertain and beyond the control of TowneBank and Old Point. Forward-looking statements may be identified by the use of such words as: "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional terms, such as "will," "would," "should," "could," "may," "likely," "probably," or "possibly." These statements may address issues that involve significant risks, uncertainties, estimates, and assumptions made by management, including statements about (i) the benefits of the transaction, including future financial and operating results, cost savings, enhancement to revenue and accretion to reported earnings that may be realized from the transaction and (ii) TowneBank's and Old Point's plans, objectives, expectations and intentions and other statements contained in this communication that are not historical facts. In addition, these forward-looking statements are subject to various risks, uncertainties, estimates and assumptions with respect to future business strategies and decisions that are subject to change and difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Although TowneBank's and Old Point's respective management teams believe that estimates and assumptions on which forward-looking statements are based are reasonable, such estimates and assumptions are inherently uncertain. As a result, actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the business of Old Point or Old Point Bank may not be successfully integrated into TowneBank, or such integration may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the transaction may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the transaction, including adverse effects on relationships with employees and customers, may be greater than expected; (4) the possibility that the transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); (5) the outcome of any legal proceedings that may be instituted against TowneBank or Old Point; (6) the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between TowneBank and Old Point; (7) reputational risk and potential adverse reactions of TowneBank or Old Point's customers, employees or other business partners, including those resulting from the announcement or completion of the transaction; (8) the dilution caused by TowneBank's issuance of additional shares of its capital stock in connection with the transaction; (9) the diversion of management's attention and time from ongoing business operations and opportunities on merger-related matters; (10) economic, legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which TowneBank and Old Point are engaged; (11) competitive pressures in the banking industry that may increase significantly; (12) changes in the interest rate environment that may reduce margins and/or the volumes and values of loans made or held as well as the value of other financial assets held; (13) an unforeseen outflow of cash or deposits or an inability to access the capital markets, which could jeopardize TowneBank's or Old Point's overall liquidity or capitalization; (14) changes in the creditworthiness of customers and the possible impairment of the collectability of loans; (15) insufficiency of TowneBank's or Old Point's allowance for credit losses due to market conditions, inflation, changing interest rates or other factors; (16) adverse developments in the financial industry generally, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior; (17) general economic conditions, either nationally or regionally, that may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit or other services; (18) unusual and infrequently occurring events, such as weather-related or natural disasters, acts of war or terrorism, or public health events; (19) cybersecurity threats or attacks, whether directed at TowneBank or Old Point or at vendors or other third parties with which TowneBank or Old Point interact; (20) the implementation of new technologies, and the ability to develop and maintain reliable electronic systems; (21) changes in business conditions; (22) changes in the securities market; and (23) changes in the local economies with regard to TowneBank's and Old Point's respective market areas.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in TowneBank's reports filed with the Federal Deposit Insurance Corporation ("FDIC") or Old Point's reports filed with the U.S. Securities and Exchange Commission ("SEC"). TowneBank and Old Point undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

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3 Additional Information and Where to Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy securities of Old Point or Tow neB ank or a solicitation of any vote or approval. In connection with the transaction, Old Point will file with the SEC a preliminary proxy statement, which will include an offering circular with respect to the common stock of TowneBank. Old Poin t w ill deliver a definitive proxy statement/offering circular to its shareholders seeking approval of the transaction and related matters. In addition, each of TowneBank and Old Point may file other relevant documents concerning th e p roposed transaction with the FDIC and the SEC, respectively. Investors, TowneBank shareholders and Old Point shareholders are strongly urged to read the definitive proxy statement/offeri ng circular regarding the proposed transaction when it becomes available and other relevant documents filed with the FDIC and SEC, as well as any amendments or supplements to those documents, because they will contain im portant information about TowneBank, Old Point and the proposed transaction. Free copies of the definitive proxy statement/offering circular, as well as other filings containing information about Old Point, may be obtained after their filing at the SEC’s website ( http://www.sec.gov ). In addition, free copies of the definitive proxy statement/offering circular, when available, also may be obtained by directing a request by telephone or mai l t o Old Point Financial Corporation, 101 East Queen Street, Hampton, Virginia 23669, Attention: Investor Relations (telephone: (757) 728 - 1743), or by accessing Old Point’s website at https://www.oldpoint.com under “Investor Relations.” Free copies of filings containing information about TowneBank may be obtained after their filing at the FDIC’s website ( https://www.fdic.gov/ ). The documents described above also may be obtained by directing a request by telephone or mail to TowneBank, 6001 Harbour Vie w Boulevard, Suffolk, Virginia 23435, Attention: Investor Relations (telephone: (757) 638 - 6794), or by accessing TowneBank’s website at https://townebank.com under “Investor Relations.” The information on TowneBank’s and Old Point’s websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the FDIC or SE C. Participants in the Solicitation TowneBank, Old Point, and certain of their respective directors and executive officers may be deemed to be participants in th e s olicitation of proxies from the shareholders of Old Point in connection with the transaction. Information about the interests of the directors and executive officers of TowneBank and Old Point and other persons who may be deemed to be participants in the solicitation of shareholders of Old Point in connection with the transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement/offering circular related to the transaction, which will be filed by Old Point with the SEC. Information about the directors and executive officers of TowneBank and their ownership of TowneBank common stock is also set fo rth in the definitive proxy statement for TowneBank’s 2025 Annual Meeting of Shareholders, as filed with the FDIC on Schedule 14A on April 2, 2025. Information about the directors and executive officers of TowneBank, th eir ownership of TowneBank common stock, and TowneBank’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certai n B eneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationship and Related Transactions, and Director Independence” included in TowneBank’s annual report on Form 10 - K for the fiscal year ende d December 31, 2024, as filed with the FDIC on February 28, 2025, and in the sections entitled “Election of Directors – Proposal One,” “Ownership of Company Common Stock,” “Compensation Discussion and Analysis,” “N amed Executive Officers Compensation,” “Compensation of Directors” and “Related Party Transactions” included in TowneBank’s definitive proxy statement in connection with its 2025 Annual Meeting of Shareholders, as filed with the FDIC on April 2, 2025. To the extent holdings of TowneBank common stock by the directors and executive officers of TowneBank have changed from the amounts of TowneBank common stock held by such person s a s reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the FDIC. Free copies of these documents may be obtained as described above. Information about the directors and executive officers of Old Point and their ownership of Old Point common stock can also be fo und in Old Point’s definitive proxy statement in connection with its 2024 Annual Meeting of Shareholders, as filed with the SEC on April 17, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/740971/000114036124020305/ny20023777x1_def14a.htm ) and other documents subsequently filed by Old Point with the SEC. Information about the directors and executive officers of Old Point, their ownership of Old Point com mon stock, and Old Point’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Re lated Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in Old Point’s annual report on Form 10 - K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 31, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000740971/000114036125011206/ef20039021_10k.htm ), and in the sections entitled “Proposal One – Election of Directors,” “Security Ownership of Certain Beneficial Owners and Management,” “Director Compensation,” “Executive Compensation” and “Interest of Management in Certain Transactions ” i ncluded in Old Point’s definitive proxy statement in connection with its 2024 Annual Meeting of Shareholders, as filed with the SEC on April 17, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/740971/000114036124020305/ny20023777x1_def14a.htm ). To the extent holdings of Old Point common stock by the directors and executive officers of Old Point have changed from the amounts of Old Point common sto ck held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Free copies of these documents may be obtained as described a bov e. Cautionary Statements

Enhancing Our Hampton Roads Franchise Pro Forma Geographic Footprint 4 Virginia Virginia Beach Portsmouth Norfolk Windsor Newport News Hampton | 62 Branches | 13 Branches ● Established in 1923 and headquartered in Hampton, Virginia ● Operates through 13 retail branches located in the Hampton Roads MSA and 2 LPOs located in the Richmond and Hampton Roads MSAs ● Strong local relationships and valuable core funding base; 1.69% cost of deposits and 1.81% cost of funds ● Attractive 81% loan to deposit ratio ● Proven track record of conservative credit ; limited historical charge offs ● Comprehensive wealth management company with approximately $1.1 billion in assets under management Old Point Financial Corporation Overview Financial Highlights ¹ Q4 - FY24 Q3 - FY24 Dollars in millions $ 1,451 $ 1,478 Assets $ 1,010 $ 1,026 Gross Loans $1,255 $1,283 Total Deposits 0.14% 0.12% NPAs / Assets 0.78% 0.65% Return on Average Assets 3.55% 3.60% Net Interest Margin 1.69% 1.73% Cost of Deposits 77.4% 75.3% Efficiency Ratio (1) Old Point financial highlights per S&P Global Market Intelligence Source: S&P Global Market Intelligence; Company Documents

Transaction Highlights

Strategic Rationale	▪ **Expands leadership position** in the Hampton Roads MSA ▪ Significant **cultural alignment** allowing TOWN to further its franchise value focused on a commitment to community banking ▪ **Revenue synergies** can further accelerate the combined company's profitability ▪ Transaction enriches TOWN's family of business lines offering **diverse array of fee-based products and services** ▪ **Low-cost funding base** increases combined company's value
Consideration and Deal Value	▪ **Deal Price per Share:** Old Point shareholders elect to receive, for each share of Old Point common stock held, $41.00 in cash or 1.1400 of TOWN common stock (subject to proration mechanism) ▪ **Consideration Mix:** Between 50% and 60% stock consideration; Aggregate shares issued to be between 2.9 and 3.5 million

	Pricing For Similar Virginia Transactions[3]
▪ **Transaction Value[1]:** $203 million	
▪ **Price / TBVPS[1]:** 180%	182%
▪ **Price to Forward Earnings + Cost Saves[1,2]:** 6.5x	8.3x

Execution	▪ Employment agreements in place for key personnel ▪ Voting agreements in place with all directors and largest shareholder ▪ In-market transaction with conservative purchase accounting adjustments and minimal execution risk ▪ Proven and experienced acquirer ▪ Well-capitalized post acquisition to support further growth

(1) Based on TOWN stock price of $33.90 as of April 2, 2025, and assumes 55% elected stock consideration; Implied per share value for stock election of $38.65 and implied price per share of $39.71
(2) Reflects fully phased-in cost savings after-tax
(3) Represents the average of Virginia M&A transactions since January 1, 2014 with deal value greater than $50M, excluding merger of equals, per S&P Global Market Intelligence

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Deeper Penetration in the Attractive Hampton Roads MSA

Powerhouse of the Hampton Roads Economy

Advanced Manufacturing	Port Operations & Ship Building	Clean Energy	Uncrewed Systems and Aerospace
			
Largest Industrial Region in VA, the #1 State for Business	3rd Largest Port on the East Coast and 9th Largest in U.S.	Largest Offshore Wind Project in the Country	~40% of the MSA's GDP is from Defense Spending

Key Employers

U.S. Naval Station Norfolk, Virginia; amazon; Dominion Energy; Huntington Ingalls Industries; The Port of Virginia; Dollar Tree; Smithfield

'25 Median Household Income ($000)



$83.0
$80.3
$92.7
TOWN
Hampton Roads
Virginia
National: $78.8

'25–'30 Household Income Growth (%)



9.4%
8.8%
8.7%
TOWN
Hampton Roads
Virginia
National: 8.8%

December '24 Unemployment (%)



3.6%
2.7%
2.5%
Southeast
Hampton Roads
Virginia
National: 3.8%

Source: S&P Global Market Intelligence; Hampton Roads Executive Roundtable; Govirginia.gov; U.S. Bureau of Labor Statistics

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Key Assumptions and Pro Forma Financial Impact

~10%	~(6%)	~11%	~14%
2026E EPS Accretion with Fully Phased-In Cost Saves	TBV Dilution at Closing	Common Equity Tier 1 Ratio	Total RBC Ratio

Cost Savings	▪ **Cost Savings:** ~45% of noninterest expense base ▪ **Phase in Period:** 75% realized in 2026 and 100% thereafter ▪ **Significant branch overlap** between the two institutions

Key Transaction Assumptions	▪ **One-time Merger and Integration Cost:** ~$30 million pre-tax
	▪ **Loan Mark:** ~4.6% gross w/ CECL Day 1 Allowance and Interest Rate Mark
	  ▪ ~1.25% Credit Mark | 75% Non-PCD Loans / 25% PCD Loans
	  ▪ ~3.3% Interest Rate Mark
	▪ **AOCI Securities Mark Down:** ~$21 million amortized over ~4 years using sum of the years digits method
	▪ **Core Deposit Intangible:** 3.00% of core deposits amortized over 10-year period using sum of the years digits method
	▪ **Closing:** Expected to close 2H 2025

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Comprehensive Due Diligence 8 ● Coordinated comprehensive due diligence review with executives from TOWN & OPOF, along with advisors & lawyers ● Modest loan portfolio size with detailed credit review completed by internal team ● Long standing relationship among key principals with significant market knowledge and an emphasis on cultural fit between the tw o companies ● Granular approach to identifying efficiencies during diligence gives the management team high confidence in ability to realiz e m eaningful cost synergies Scope of Loan Review Process Diligence Focus Areas Asset Quality Commercial Lending Consumer Lending Financial and Accounting Compliance Audit Information Technology Systems Legal Treasury Human Resources ● Cross - section analysis of the loan portfolio’s performance; review of loan terms and structure; and borrower’s continued ability to service their debt ● Additional focus on underwriting standards and credit culture ● All Special Mention, Substandard and Non - Accrual loans ● All significant relationships ● Random sampling of select loan classes Comprehensive Loan Review Analysis ~40%+ of total loan portfolio reviewed Operations Trust Mortgage Insurance

$0.9 $1.4 $1.8 $2.2 $2.5 $3.1 $3.6 $3.9 $4.1 $4.4 $4.7 $5.0 $6.3 $8.0 $8.5 $11.2 $11.9 $14.6 $16.4 $15.8 $16.8 $19.5 ¹ 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Monarch Financial Holdings, Inc. $1.2 billion in Total Assets Hampton Roads, VA MSA Paragon Commercial Corp. $1.8 billion in Total Assets Charlotte & Raleigh, NC MSA 9 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2020 2021 2022 2023 Q2 - FY24 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Harbor Bank $272 million in Total Assets Newport News - Hampton, VA Bank of Currituck $173 million in Total Assets NE. N. Carolina (Outer Banks) Village Bank & Old Point $748 million in Total Assets Richmond, VA MSA $1.5 billion in Total Assets Hampton Roads, VA MSA Franklin Financial Corp. $1.1 billion in Total Assets Richmond, VA MSA Farmers Bank $603 million in Total Assets Hampton Roads, VA MSA $1 9.5 B TOTAL ASSETS $ 12 . 1 B Organic $ 7 . 4 B Acquired (1) Pro forma; Includes Village Bank and Old Point total assets as of December 31, 2024 for illustrative purposes; Village Bank c los ed April 1, 2025; Old Point anticipated closing to occur in 2025 Disciplined Acquirer and Experienced Integrator Total Assets (Dollars in billions) 2024

Acquisition of a complementary community bank Leveraging our significant integration experience Attractive financial impact Continued growth in strategically important Hampton Roads MSA Buyer of choice in Virginia Transaction Summary 10

Appendix 11

Pro Forma Loan and Deposit Composition

Loan Composition

TOWN[1]



$12.1B
1-4 Family 17.9%
C&D 9.3%
Multifamily 6.7%
NOO-CRE 27.2%
OO-CRE 14.3%
C&I 11.4%
Consumer 8.2%
Other 5.0%

MRQ Yield on Loans: 5.47%

OPOF



$1.0B
1-4 Family 18.9%
C&D 8.4%
Multifamily 3.9%
NOO-CRE 30.8%
OO-CRE 12.7%
C&I 5.3%
Consumer 19.7%
Other 0.3%

MRQ Yield on Loans: 5.63%

PRO FORMA[2]



$13.1B
1-4 Family 18.0%
C&D 9.2%
Multifamily 6.5%
OO-CRE 14.2%
NOO-CRE 27.4%
C&I 10.9%
Consumer 9.1%
Other 4.7%

MRQ Yield on Loans: 5.49%

Deposit Composition



$15.1B
Retail Time 5.2%
Jumbo Time 11.0%
Interest-Bearing 53.5%
Noninterest-Bearing 30.3%

MRQ Cost of Deposits: 2.07%



$1.3B
Retail Time 6.1%
Jumbo Time 12.9%
Interest-Bearing 52.3%
Noninterest-Bearing 28.6%

MRQ Cost of Deposits: 1.69%



$16.3B
Retail Time 5.2%
Jumbo Time 11.2%
Interest-Bearing 53.4%
Noninterest-Bearing 30.2%

MRQ Cost of Deposits: 2.04%

(1) Loan and deposit composition estimated pro forma for recently closed acquisition of Village Bank and Trust Financial Corp., exclusive of purchase accounting adjustments
(2) Pro Forma composition is exclusive of purchase accounting adjustments; Pro Forma totals may not sum due to rounding

Note: Financial data as of December 31, 2024; Loan and deposit composition reflects Call Report data
Source: S&P Global Market Intelligence

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